Exhibit 10.4

LEASE

THIS LEASE is entered into as of the 29th day of December, 2021 (the “Effective Date”) between TESSCO RENO HOLDING, LLC, a Nevada limited liability company (hereinafter “Lessor”), and TESSCO INCORPORATED, a Delaware corporation (hereinafter “Lessee”).

1.	PREMISES

Lessor hereby leases to the Lessee the following that certain real property owned by Lessor and commonly known as APN 021-467-22 located at 4775 Aircenter Circle, Reno, Nevada 89502 in Washoe County, Nevada, as more particularly described on Exhibit A hereto (the “Premises”).

2.	TERM

This Lease shall commence as of the Effective Date and continue until the fifteenth (15th) anniversary of the Effective Date (the “Term”), unless sooner terminated as provided herein.

3.	MINIMUM RENT; ADDITIONAL RENT

On the first day of each month during the Term of this Lease, Lessee shall pay to the Lessor, as a minimum monthly rental, without deduction or offset or demand, the sum of Sixty Five Thousand One Hundred Sixty Six and 67/100 Dollars ($65,166.67), payable in advance and prorated for the first month in which the Effective Date falls. Rent shall become payable as of the Effective Date. Payment of rent shall be made to Lessor at the address provided in Section 15 hereof, or at such other address as Lessor may from time to time designate by written notice to Lessee.

This Lease shall be a “Triple Net Lease” and Lessee recognizes and acknowledges, notwithstanding terms or provisions to the contrary provided for herein and without limiting the generality of the other terms or provisions of this Lease, that it is the intent of the parties hereto that any and all rent in this Lease provided to be paid by Lessee to Lessor, shall be net to Lessor, and any and all expenses incurred in connection with the Premises, or in connection with the operations thereon, including but not limited to any administrative expenses, management services, outside professional services, all taxes, assessments, general or special license fees, insurance premiums, public utility bills and costs of repair, maintenance and operation of the Premises and all buildings, structures, roofs, permanent fixtures and other improvements comprised therein, together with the appurtenances thereto, shall be paid by Lessee, in addition to the minimum monthly rental provided for herein.

4.	USE

Lessee shall use and operate the Premises to operate, manage and conduct any lawful purposes consistent with the matters of record governing use of the property of which the Premises are a part.

5.	LAWS AND REGULATIONS

Lessee shall pay all applicable license fees and taxes, excluding real property taxes, and comply with all governmental laws, regulations and ordinances which now or hereafter may appertain to the operation and use of the Premises.

6.	MAINTENANCE OF THE PREMISES; UTILITIES

Lessee shall maintain the Premises in neat and orderly condition and in good repair, reasonable wear and tear excepted. Lessee shall be responsible for all utility charges.

7.	REPAIRS, ALTERATIONS, AND MODIFICATIONS

Lessee has inspected the Premises and is leasing same in “as is - where-is” condition. Lessee shall maintain the Premises in good condition and repair, reasonable wear and tear excepted, and shall not materially alter, modify or change the Premises without the written consent of the Lessor. Any repairs, alterations, modifications, and improvements consented to by the Lessor shall be done at the expense and in compliance with all building codes pertaining thereto, and Lessee hereby holds Lessor harmless and will indemnify Lessor from any and all costs or expenses associated with the removal, satisfaction or bonding of mechanic’s liens recorded against the Premises for work done at Lessee’s request.

8.	HOLD HARMLESS

Lessee waives all claims against the Lessor for damages to goods or injuries to persons on or about the Premises for any cause arising at any time during the Term of this Lease. Lessee will indemnify Lessor on account of any damage or injury to persons or property arising from the use of the Premises by the Lessee, except to the extent such damage or injury is caused by the gross negligence or willful misconduct of Lessor or its agents.

9.	INSURANCE

Lessee agrees to maintain throughout the Term general liability and property damage insurance with a company satisfactory to the Lessor and with combined, single limits of not less than $1,000,000 in respect of bodily injury or death to any one person and not less than $1,000,000 in respect of any one occurrence or accident and not less than $1,000,000 for property damage. Said policy shall name the Lessor as an additional insured. In addition, Lessee shall provide fire and extended coverage insurance naming Lessor as an additional insured on the personal property, sufficient to cover the replacement cost thereof.

10.	DESTRUCTION

If, during the Term, the Premises are, without the fault of Lessee, destroyed by fire, or other action of the elements, or are partially so destroyed so as to cause them to be wholly unfit for occupancy, or if the Premises are so badly injured or damaged that they cannot be repaired with reasonable diligence within one (1) month after such destruction or damage, then the Lessee, at its election, may terminate this Lease; upon the happening of such casualty or event, the rent hereunder is suspended; upon written notice from the Lessor that restoration is completed after such casualty, this Lease, including without limitation Lessee’s payment of the rent, shall resume and the Term extended for such suspension shall resume.

11.	DEFAULT

If default be made in the payment of rent herein specified or the performance of any other covenant by Lessee required to be performed, then, after ten (10) days written notice to Lessee of such default, if it is not corrected within that time, Lessor may enter upon said Premises and terminate this Lease and remove all persons or property therefrom. In the event Lessor or Lessee is required to resort to legal action to enforce any of the provisions hereof, the court shall award reasonable attorney’s fees to the prevailing party. Following Lessee’s default and failure to cure, Lessor may, at its option, re-rent the Premises without terminating the Lease at a reasonable rental, and Lessee shall pay any deficiency thereof, together with costs incurred by Lessor in connection therewith.

12.	RIGHT TO ENTER

Lessor, or its agent, shall have access to the Premises during normal business hours, upon reasonable written notice to Lessee for the purpose of examining or inspecting the condition thereof, and to exhibit the Premises to prospective purchasers.

13.	ASSIGNMENT OR SUBLEASING

Lessee shall not assign this Lease or any interest therein, nor shall Lessee sublet the demised Premises or any portion thereof, or any right or privilege appurtenant thereto, without the prior written consent of Lessor. Any assignment or subletting made by Lessee without the prior written consent of Lessor shall be void.

14.	EXPIRATION

Lessee shall quit and surrender the said Premises at the expiration or other termination hereof, in good order and condition, reasonable amount of wear and use excepted (damage by the elements expected). If Lessee shall remain in possession of the Premises after the expiration of Term or any extension thereof, Lessor may elect to treat Lessee as a month-to-month tenant. During such month-to-month tenancy, rent shall be payable at the same rate as that in effect during the last month of the preceding term, and the provisions of this Lease shall be applicable.

15.	NOTICE

Whenever under this Lease a provision is made for notice/payment of any kind, it shall be deemed sufficient notice/payment and service thereof if such notice/payment is in writing, addressed as follows:

To Lessor:	TESSCO Reno Holding, LLC 4775 Aircenter Circle Reno, NV 89502

To Lessee:	TESSCO Incorporated 11126 McCormick Road Hunt Valley, MD 21031

16.	WAIVER

The waiver of one condition, covenant or agreement provided for herein shall not be deemed a waiver in respect to any or all other conditions, covenants or agreements contained herein. The remedies herein expressly given to Lessor shall be cumulative and are not intended to be exclusive of any other remedies or means of redress of which the Lessor may be lawfully entitled. The exercise of any one remedy by Lessor shall not exclude the use of any other remedy or remedies.

17.	SUBORDINATION

Lessee agrees that this Lease shall at all times be subject and subordinate to the lien of any mortgage or deed of trust, said term to include security instruments, that may be placed upon the leased Premises by Lessor. Lessee agrees upon demand, without cost, to execute any instrument that may be required to effect said subordination; provided, however, as a condition of said subordination, Lessor shall obtain from the mortgagee/beneficiary in writing an agreement that so long as Lessee faithfully performs its obligations under the terms of this Lease, its tenancy shall not be disturbed, nor shall the Lease be affected by any default of such mortgage. In the event of foreclosure, the rights of Lessee hereunder shall expressly survive and the Lease shall continue in all respects provided Lessee fully performs its obligations hereunder.

18.	EMINENT DOMAIN

In the event that the Premises or the building of which they are a part shall be condemned or taken in any manner for any public or quasi-public use, this Lease shall then cease and be terminated on the date the property is so taken. Lessor shall receive the total of any consequential damages awarded as a result of condemnation proceedings.

19.	Entire Agreement; Modification

This Lease contains the entire agreement between Lessor and Lessee and shall not be modified in any manner except by an instrument in writing signed by Lessor and Lessee. There are no oral understandings, terms or conditions, and Lessee has not relied upon any representation, express or implied, by Lessor not contained in this Lease.

20.	Severability

If any term of provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

21.	Applicable Law

This Lease shall be governed by and construed (both as to validity and performance) and enforced in accordance with the laws of the State of Nevada.

22.	Time of the Essence

Time shall be of the essence as to all dates and times of performance.

23.	Applicability to Heirs, Successors and Assigns

Subject to Section 13 hereof, the covenants, terms, conditions, provisions and undertakings in this Lease or in any renewal thereof shall extend to and be binding upon the heirs, executors, administrators, successors, and assigns of the respective parties hereto, as if they were in every case named and expressed, and shall be construed as covenants running with the land; and wherever reference is made to either of the parties hereto, it shall be held to include and apply also to the heirs, executors, administrators, successors and assigns of such party, as if in each and every case so expressed.

24.	QUIET ENJOYMENT

Lessor covenants and represents that Lessor has the full right and power to execute and deliver this Lease, and to grant the estate leased herein; and that Lessee, on timely paying the rents and performing the terms and agreements herein contained shall peaceably and quietly have, hold, and enjoy the Premises and all right appurtenant thereto throughout the Term of the Lease.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LESSOR:

TESSCO RENO HOLDING, LLC,
a Nevada limited liability company

By:	/s/ Cynthia King
Name:	Cynthia King
Title:	Manager

LESSEE:

TESSCO INCORPORATED
a Delaware corporation

By:	/s/ Cynthia King
Name:	Cynthia King
Title:	VP and Treasurer

EXHIBIT A

PREMISES

The land referred to herein below is situated in the County of Washoe, State of Nevada, and described as follows:

PARCEL 1:

PARCEL B OF PARCEL MAP NO. 4946 FOR TESSCO INCORPORATED FILED IN THE OFFICE OF THE COUNTY RECORDER OF WASHOE COUNTY, STATE OF NEVADA ON OCTOBER 10, 2006 AS FILE NO. 3695706, OFFICIAL RECORDS.

PARCEL 2:

ALL THOSE CERTAIN EASEMENT RIGHTS AS SET FORTH AND DEFINED IN THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED APRIL 4, 1985 AS DOCUMENT NO. 989073, OFFICIAL RECORDS, WASHOE COUNTY, STATE OF NEVADA, AND ANY AMENDMENTS AND ANNEXATIONS THERETO.

A-1